Exhibit 99

            WINTHROP RESIDENTIAL ASSOCIATES I, A LIMITED PARTNERSHIP
                           FORM 10-QSB MARCH 31, 2005

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

1. Statement of Cash Available for Distribution for the three months ended March 31, 2005:

      Net loss                                                         $(31,000)
      Add: Cash from reserves                                            31,000
                                                                       --------
      Cash Available for Distribution                                  $     --
                                                                       ========

2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended March 31, 2005:

      Entity Receiving          Form of
        Compensation          Compensation         Amount
      ----------------        ------------         ------

            None


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